TG Therapeutics, Inc. Announces Fourth Quarter and Year-End 2012 Financial Results and Business Update

Investor Conference Call to be held Tomorrow, Wednesday, March 13, 2013 at 8:30am EDT

New York, NY, (March 12, 2013) – TG Therapeutics, Inc. (TGTX), an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its financial results for the fourth quarter and year ended December 31, 2012 and provided recent company developments along with an outlook for 2013.

Financial Results for the Fourth Quarter and Full Year 2012

At December 31, 2012, the Company had cash and cash equivalents of $16.5 million, as compared to $9.7 million at December 31, 2011.

The consolidated net loss for the year ended December 31, 2012 was $26.2 million, of which $18.1 million, or $1.38 per diluted share, was attributable to TG Therapeutics, Inc. and subsidiaries. The consolidated net loss for the year ended December 31, 2012 included $4.0 million in research and development expenses, primarily related to the development of TG-1101 and TGR-1202, and $1.8 million in general and administrative expenses. Included in the consolidated net loss for the year ended December 31, 2012 are the following non-cash items: $16.6 million in noncash stock expense associated with in-licensing arrangements recorded in conjunction with the license for TG-1101; $1.1 million for the impairment of in-process research and development expenses; and $3.4 million of non-cash compensation expense related to equity incentive grants; partially off-set by non-cash income of $1.7 million related to the change in fair value of notes payable.

The consolidated net loss for the fourth quarter ended December 31, 2012 was $3.5 million, of which $3.5 million, or $0.17 per diluted share, was attributable to TG Therapeutics, Inc. and subsidiaries. The consolidated net loss for three months ended December 31, 2012 included $0.9 million in research and development expenses, primarily related to the development of TG-1101 and TGR-1202, and $0.5 million in general and administrative expenses. Included in the consolidated net loss for the fourth quarter ended December 31, 2012 are the following non-cash items: $1.1 million for the impairment of in-process research and development expenses; and $1.2 million of non-cash compensation expense related to equity incentive grants; partially off-set by non-cash income of $0.7 million related to the change in fair value of notes payable.

Recent Developments & Highlights

•	In February 2013, the first expansion cohort was opened in the Company’s Phase I/II trial of TG-1101 in patients with relapsed or refractory B-cell NHL

•	In January 2013, a first-in-human Phase I clinical trial was initiated for TGR-1202, the Company’s novel PI3K-Delta inhibitor

•	In December 2012, data for both TG-1101 and TGR-1202 was presented at the 2012 American Society of Hematology (ASH) Annual Meeting

•	In December 2012, a Phase I/II clinical trial of TG-1101 in combination with lenalidomide (Revlimid®) was initiated for patients with relapsed or refractory B-cell malignancies

•	In November 2012, a sublicensing agreement was entered into with Ildong Pharmaceutical Co., Ltd. for development of TG-1101 in South Korea and Southeast Asia for a $2.0 million upfront payment, in addition to future milestone and royalty payments

•	In September 2012, a Phase I/II clinical trial of single agent TG-1101 was initiated for patients with relapsed or refractory B-cell NHL

•	In August 2012, TGTX entered into a Joint Venture with Rhizen Pharmaceuticals for TGR-1202, the Company’s second product in development, a novel PI3K delta inhibitor

Potential 2013 Milestones

TG-1101:

•	Complete enrollment into the dose escalation component of the single agent NHL study and complete enrollment into at least one expansion cohort

•	Complete enrollment into the dose escalation component of the TG-1101+Revlimid® combination study and complete enrollment into at least one expansion cohort

•	Present available clinical data at medical meetings throughout 2013, including American Society of Clinical Oncology (ASCO) in June 2013, International Conference on Malignant Lymphoma (Lugano) in June 2013, and American Society of Hematology (ASH) in December 2013

TGR-1202:

•	Complete enrollment into the dose escalation component of the single agent study in Q3 2013

•	To the extent active and well tolerated doses are identified, open expansion cohorts in the 1202 single agent, as well as open any future combination studies

•	Present available clinical data at medical meetings throughout 2013 (Lugano, ASH)

Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, stated, "2012 was a very exciting year for TG Therapeutics. We began with our initial capital raise and in-licensing of TG-1101 in January, and over the course of the year have worked diligently to emerge as a company highly focused on, and specialized in, developing novel agents for B-cell disorders, a rapidly evolving and growing market.” Mr. Weiss continued, “For 2013, we look forward to providing investors updated clinical data on our drug candidates throughout the course of the year at medical conferences. From a financial perspective, we believe we are sufficiently funded to bring the Company to substantial value creating milestones over the next year.”

The Company will host an investor conference call tomorrow, Wednesday, March 13, 2013, at 8:30am EDT, to discuss the Company’s fourth quarter and year end 2012 financial results and provide a business outlook for 2013.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics Fourth Quarter and Year-End 2012 Earnings Call. The audio recording of the conference call will be available for replay at http://www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, third generation monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. TG Therapeutics is also developing TGR-1202, an orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. Both TG-1101 and TGR-1202 are in clinical development for patients with hematologic malignancies. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials and business prospects for TG-1101 and TGR-1202 may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that early clinical results that supported our decision to move forward into expansion cohorts will not be reproduced once additional patients are treated with TG-1101; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data produced from prior pre-clinical and clinical trials; our ability to achieve the milestones we project over the next year; our ability to manage our cash in line with our projections, and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
License revenue	$19,048	$--	$19,048	$--

Costs and expenses:
Research and development:
Noncash stock expense associated with in-licensing agreement	--	--	16,578,000	297,000
Noncash compensation	219,520	--	455,809	--
Other research and development	860,222	14,343	3,994,182	30,283
Total research and development	1,079,742	14,343	21,027,991	327,283

General and administrative:
Noncash compensation	1,024,072	86,494	2,966,373	86,494
Other general and administrative	501,123	454,022	1,815,083	468,197
Total general and administrative	1,525,195	540,516	4,781,456	554,691

Impairment of in-process research and development	1,104,700	--	1,104,700	--

Total costs and expenses	3,709,637	554,859	26,914,147	881,974

Operating loss	(3,690,589)	(554,859)	(26,895,099)	(881,974)

Other (income) expense:
Interest income	(3,076)	--	(15,787)	--
Other income	--	--	(272,232)	--
Interest expense	228,901	7,097	905,744	7,097
Change in fair value of notes payable	(744,360)	--	(1,659,872)	--
Total other (income) expense	(518, 535)	7,097	(1,042,147)	7,097

Consolidated net loss before income taxes	(3,172,054)	(561,956)	(25,852,952)	(889,071)

Income taxes	330,000	--	330,000	--
Consolidated net loss	(3,502,054)	(561,956)	(26,182,952)	(889,071)

Net loss attributable to non-controlling interest	(42,317)	(19,592)	(8,110,233)	(35,997)
Net loss attributable to TG Therapeutics, Inc. and subsidiaries	$(3,459,737)	$(542,364)	$(18,072,719)	$(853,074)

Basic and diluted net loss per common share	$(0.17)	$(0.17)	$(1.38)	$(0.44)

Weighted average shares used in computing basic and diluted net loss per common share	19,776,138	3,207,634	13,113,758	1,926,198

Balance Sheet Information:

	December 31, 2012	December 31, 2011*
	(unaudited)
Cash and cash equivalents	$16,455,995	$9,748,491
Accumulated deficit	(18,925,793)	(853,074)
Total equity	15,550,301	9,636,202

* Condensed from audited financial statements.